Prospectus Supplement                        This Prospectus Supplement is filed
(To Prospectus dated June 16, 2000)               pursuant to Rule 424(b)(2) and
                                               relates to Registration Statement
                                                                  No. 333-38700.





                           LABORATORY CORPORATION OF
                                AMERICA HOLDINGS

                            -----------------------

         This Prospectus Supplement and the accompanying Prospectus relate to shares of common stock, par value $.10 per share, of Laboratory Corporation of America Holdings, offered by Roche Holdings, Inc. (which we call the Selling Stockholder). The common stock is listed on the New York Stock Exchange under the symbol "LH". On June 28, 2000, the last reported sale price of the common stock on the New York Stock Exchange was $75.75 per share.

                            -----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

         On June 29, 2000 the Selling Stockholder sold an aggregate of 1,700,000 shares of our common stock to private investors at a price of $75.67 per share.








June 29, 2000